As filed with the Securities and Exchange Commission on December 30, 2022
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CURALEAF HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)
British Columbia, Canada (Province or other Jurisdiction of Incorporation or Organization	2833 (Primary Standard Industrial Classification Code Number)	98-1461045 (I.R.S. Employer Identification Number, if applicable)
666 Burrard Street, Suite 1700, Vancouver, British Columbia V6C 2X8; (781) 451-0351
(Address and telephone number of Registrant’s principal executive offices)
Curaleaf, Inc.
301 Edgewater Place, Suite 110
Wakefield, MA 01880
(781) 451-0351
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
James Guttman
Dorsey & Whitney LLP
TD Canada Trust Tower
161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1
(416) 367-7376
Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective
British Columbia, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.   ☐
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.   ☒
at some future date (check the appropriate box below)

1.
☐   pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained or is otherwise available. This short form prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Legal Officer of Curaleaf Holdings, Inc., at 301 Edgewater Place, Suite 405, Wakefield, Massachusetts 01880, United States of America, telephone (781) 451-0150, and are also available electronically at www.sedar.com.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering	December 30, 2022
CURALEAF HOLDINGS, INC.
US$1,000,000,000
Subordinate Voting Shares
Debt Securities
Subscription Receipts
Warrants
Units
Curaleaf Holdings, Inc. (“Curaleaf”, “Corporation”, “we”, “us” or “our”) may from time to time offer, issue and sell, as applicable, the following securities: (i) subordinate voting shares of the Corporation (“Subordinate Voting Shares”); (ii) debt securities of the Corporation (“Debt Securities”); (iii) subscription receipts (“Subscription Receipts”) exchangeable for Subordinate Voting Shares and/or any of the other securities of the Corporation that are described in this short form base shelf prospectus (the “Prospectus”); (iv) warrants (“Warrants”) exercisable to acquire Subordinate Voting Shares and/or any of the other securities of the Corporation described in this Prospectus; and (v) securities comprises of more than one of Subordinate Voting Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof (all of the foregoing, collectively the “Securities”, and individually, a “Security”) having an offer price of up to US$1,000,000,000 in aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this Prospectus, including any amendments thereto, remains effective. The Securities described herein may be offered in one or more offerings, separately or together, in separate series, in amounts, at prices and on terms to be set forth in or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). One or more securityholders of the Corporation may also offer and sell Securities under this Prospectus.

As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as hereinafter defined). See “Well-Known Seasoned Issuer”. All information permitted under applicable securities laws, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained or is otherwise available. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.
The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 — Shelf Distributions, including sales made directly on the Canadian Securities Exchange (the “CSE”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement.
The specific terms of any offering of Securities including the specific terms of the Securities with respect to a particular offering and the terms of such offering, will be set forth in the applicable Prospectus Supplement to this Prospectus, and may include, without limitation, where applicable: (i) in the case of Subordinate Voting Shares, the number of Subordinate Voting Shares being offered, the offering price, whether the Subordinate Voting Shares are being offered for cash, and any other terms specific to the Subordinate Voting Shares being offered; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, and any other terms specific to the Debt Securities being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Subordinate Voting Shares and/or other securities of the Corporation and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Subordinate Voting Shares and/or other securities of the Corporation and any other specific terms; and (v) in the case of Units, the number of Units being offered, the offering price, the terms of the Subordinate Voting Shares, Debt Securities, Subscription Receipts and/or Warrants underlying the Units, and any other specific terms.
All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained or is otherwise available. Each Prospectus Supplement will be incorporated by reference into this Prospectus as at the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities covered by that Prospectus Supplement. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus. This Prospectus may not be used to sell any securities unless accompanied by a Prospectus Supplement. The offerings are subject to approval of certain legal matters on behalf of the Corporation by Stikeman Elliott LLP, with respect to matters of Canadian law.
The Corporation and/or any selling securityholders may sell the Securities, separately or together: (i) to one or more underwriters or dealers; (ii) through one or more agents; or (iii) directly to one or more purchasers. The Prospectus Supplement relating to a particular offering of Securities will describe the terms of such offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered, and the method of distribution; (ii) the name or names of any underwriters, dealers, agents or selling securityholders involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, if any, and the expenses borne by, if any, the Corporation from the sale of such Securities; (iv) any commission, underwriting discounts and other items constituting compensation payable to underwriters, dealers or agents; and (v) any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents.
No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities.
In connection with any offering of the Securities, subject to applicable laws and other than an “at-the-market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.
The issued and outstanding Subordinate Voting Shares are listed and posted for trading on the CSE under the symbol “CURA” and quoted on the OTCQX® Best Market by OTC Markets Group (the “OTCQX”) under the symbol “CURLF”. On December 29, 2022, the last trading day prior to the date of this Prospectus, the closing price per Subordinate Voting Share on the CSE was CDN$5.55 and on the OTCQX was US$4.08. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Subordinate Voting Shares will not be listed on any securities exchange or quotation system.
There is no market through which the Securities, other than the issued and outstanding Subordinate Voting Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation.
An investment in the Securities should only be undertaken by those persons who can afford the total loss of their investment. The Securities should be considered speculative due to various factors, including the nature of the Corporation’s business. A prospective purchaser should therefore review this Prospectus and the Prospectus Supplement to which a particular offering relates and the documents incorporated by reference herein and therein in their entirety and carefully consider the risk factors described or referenced under the heading “Risk Factors” and in the documents incorporated by reference herein and therein prior to investing in such Securities, as well as the information under the heading “Caution Regarding Forward-Looking Statements”. Potential investors are advised to consult their own legal counsel and other professional advisors in order to assess tax, legal and other aspects of an investment in Curaleaf.
No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
The Corporation has two classes of issued and outstanding shares: the Subordinate Voting Shares and the multiple voting shares of the Corporation (the “Multiple Voting Shares”). The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. Each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share and each Multiple Voting Share is currently entitled to 15 votes per Multiple Voting Share on all matters upon which the holders of Subordinate Voting Shares and Multiple Voting Shares are entitled to vote. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the board of directors of the Corporation (the “Board”), dividends in cash or property of the Corporation. Holders of Multiple Voting Shares are entitled to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted to Subordinate Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the “Conversion Ratio” (as defined below)) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares, and vice-versa. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares, entitled to participate rateably along with all other holders of Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis). Each Multiple Voting Share is convertible into one Subordinate

Voting Share at any time at the option of the holder thereof, and automatically in certain other circumstances, including on the first business day following the first annual meeting of the shareholders of the Corporation held after the Subordinate Voting Shares become listed or quoted on a United States national securities exchange. The holders of Subordinate Voting Shares have certain conversion rights in the event of a take-over bid for the Multiple Voting Shares and each of the Subordinate Voting Shares benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. See “Description of the Capital Structure” in our Annual Information Form (as defined herein) for further details.
Each of the directors, the chief executive officer and the chief financial officer of the Corporation resides outside of Canada and has appointed SE Corporate Services Ltd., at 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8, as his agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.
The Corporation’s head office is located at 301 Edgewater Place, Suite 405, Wakefield, Massachusetts 01880, United States of America, and the Corporation’s registered and records office is located at 666 Burrard Street, Suite 1700 Vancouver, British Columbia, V6C 2X8.
Note to United States Holders
This registration statement is being filed by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with disclosure requirements in Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
Prospective investors should be aware that the acquisition of securities described herein may have tax consequences both in the United States and in Canada. This Prospectus does not discuss United States or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the Business Corporations Act (British Columbia), that some of its officers and directors may be residents of a country outside the United States and that some or all of the underwriters or experts named in the Registration Statement (as hereinafter defined) may be residents of a country outside the United States and that all or a substantial portion of the assets of said person may be located outside the United States. See “Enforcement of Judgments Against Foreign Persons”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC OR A SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This Prospectus qualifies the distribution of securities of an entity that currently directly derives nearly 100% of its revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. federal law. As at the date of this Prospectus, the Corporation is involved (through its licensed subsidiaries) in the cannabis industry in the U.S. where local state laws permit such activities. Currently, its subsidiaries or managed entities are directly engaged in the cultivation, manufacture, processing, sale and distribution of cannabis and hold licenses in the adult-use and/or medical cannabis marketplace in the states of Arizona, California, Colorado, Connecticut, Florida, Illinois, Kentucky (hemp only), Maine, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, New York, North Dakota, Ohio, Oregon, Pennsylvania, Utah and Vermont; and have partnered with an accredited medical school and obtained a “clinical registrant” license in Pennsylvania. In addition, the Corporation is involved (through management services which include the use of the “Curaleaf” brand and retail, cultivation and production operations, human resources, finance and accounting, marketing, sales, legal and compliance support services) in both the adult-use and medical cannabis industry in the state of Maine.
The U.S. federal government regulates drugs through the federal Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which places controlled substances, including cannabis, in one of five different schedules. Cannabis, except hemp containing less than 0.3% (on a dry weight basis) of the psychoactive ingredient in cannabis, is classified as a Schedule I drug. As a Schedule I drug, the federal Drug Enforcement Agency considers cannabis to have a high potential for abuse, no currently accepted medical use in treatment in the U.S., and a lack of accepted safety for use of the drug under medical supervision. Under the CSA, the policies and regulations of the United States federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited.
The federal position is also not necessarily consistent with democratic approval of cannabis at the state government level in the U.S. Unlike in Canada, which has federal legislation uniformly governing the cultivation, distribution, sale and possession of cannabis under the Cannabis Act, S.C. 2018, c. 16, (Canada) and the Cannabis for Medical Purposes Regulations, cannabis is largely regulated at the state and local level in the U.S. state laws regulating cannabis conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal, and any such acts are criminal acts. Although the Corporation’s activities are compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under U.S. federal law nor provide a defense to federal criminal charges that may be brought against the Corporation. The Supremacy Clause of the U.S. Constitution establishes that the U.S. Constitution and federal laws made pursuant to it are paramount and, in case of conflict between federal and state law, federal law shall apply.
Nonetheless, 47 U.S. states, the District of Columbia, and the territories of Puerto Rico, the U.S. Virgin Islands, Guam, and the Northern Mariana Islands have legalized some form of cannabis for medical use, while 21 states and the District of Columbia have legalized the adult-use of cannabis for recreational purposes. As more and more states legalized medical and/or adult-use cannabis, the federal government attempted to provide clarity on the incongruity between federal prohibition under the CSA and these state-legal regulatory frameworks. Notwithstanding the foregoing, cannabis remains illegal under U.S. federal law, with cannabis listed as a Schedule I drug under the CSA. See “United States Regulatory Environment” for a detailed discussion on the U.S. cannabis legal and regulatory framework.
The Corporation’s objective is to capitalize on the opportunities presented as a result of the evolving regulatory environment governing the cannabis industry in the United States. Accordingly, there are a number of significant risks associated with the business of the Corporation. Unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current U.S. federal law, and the business of the Corporation may be deemed to be producing, cultivating, extracting, or
v

dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Corporation’s business, results of operations, financial condition and prospects would be materially adversely affected.
In light of the political and regulatory uncertainty surrounding the treatment of United States cannabis-related activities, on February 8, 2018, the Canadian Securities Administrators published CSA Staff Notice 51-352 — (Revised) Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”) setting out the Canadian Securities Administrator’s disclosure expectations for specific risks facing issuers with cannabis-related activities in the United States. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with United States cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the United States cannabis industry.
For these reasons, the Corporation’s investments in the United States cannabis market may subject the Corporation to heightened scrutiny by regulators, stock exchanges, clearing agencies and other United States and Canadian authorities. There are a number of risks associated with the business of the Corporation. See sections entitled “Risk Factors” and “United States Regulatory Environment” in this Prospectus and the documents incorporated by reference herein.

ABOUT THIS PROSPECTUS
An investor should rely only on the information contained in this Prospectus and any applicable Prospectus Supplement (including the documents incorporated by reference herein and therein) and is not entitled to rely on parts of the information contained in this Prospectus and any applicable Prospectus Supplement (including the documents incorporated by reference herein and therein) to the exclusion of others. The Corporation has not authorized anyone to provide investors with additional or different information. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. Information contained on, or otherwise accessed through, the Corporation’s website shall not be deemed to be a part of this Prospectus (or of any applicable Prospectus Supplement) and such information is not incorporated by reference herein. The Corporation is not offering to sell the Securities in any jurisdictions where the offer or sale of the Securities is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement.
The information contained in this Prospectus (including the documents incorporated by reference herein) is accurate only as at the date of this Prospectus or as at the date that is otherwise set out herein (or as at the date of the document incorporated by reference herein or as at the date that is otherwise set out in such document) and investors should not assume that the information contained in this Prospectus is accurate as of any other date, regardless of the time of delivery (if applicable) of this Prospectus or any sale of any Security. The business, financial condition, capital, results of operations and prospects of the Corporation may have changed since those dates. The Corporation does not undertake to update the information contained or incorporated by reference herein, except as required by applicable Canadian securities laws.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements and in accordance with applicable securities laws.
The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Corporation and readers of this Prospectus should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
References to dollars and “$” or “US$” are to United States dollars unless otherwise indicated. All references to “CDN$” and “C$” refer to Canadian dollars.
The following table sets forth, for the periods indicated, the high, low and average and end of period daily average exchange rates for US$1.00, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.
	Year Ended December 31		Three Months Ended September
	2021	2020	2022	2021
Highest rate during the period	1.2942	1.4496	1.3726	1.2856
Lowest rate during the period	1.2040	1.2718	1.2753	1.2343
Average rate during the period(1)	1.2535	1.3415	1.3056	1.2600
Period end	1.2678	1.2732	1.3707	1.2741

Note:
(1)
The average exchange rates are calculated based on the exchange rates on the last business day of each month for the applicable period.

On December 29, 2022, the daily exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = CDN$1.3557.

MARKET AND INDUSTRY DATA
The Corporation has obtained the market and industry data and forecasts presented in this Prospectus (including the documents incorporated by reference herein) from a combination of internal surveys, third party information and the estimates of the Corporation’s management. There are limited sources that report on the Corporation’s markets and industries. As such, much of the market and industry data presented in this Prospectus (including the documents incorporated by reference herein) is based on internally generated management estimates, including estimates based on extrapolations from third party surveys and forecasts of the industries in which the Corporation competes. Actual outcomes may vary materially from those forecast in the reports or publications referred to herein, and the prospect for material variation can be expected to increase as the length of the forecast period increases. While the Corporation believes internal surveys, third party information and estimates of the Corporation’s management are reliable, the Corporation has not verified them, nor have they been verified by any independent sources and the Corporation has no assurance that the information contained in third party websites is current and up-to-date. While the Corporation is not aware of any misstatements regarding the market and industry data presented in this Prospectus (including the documents incorporated by reference herein), such data involves risks and uncertainties and are subject to change based on various factors, including those factors discussed under “Forward-Looking Statements” and “Risk Factors”.
TRADEMARKS AND TRADENAMES
This Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein include references to the Corporation’s trademarks, including, without limitation, the “Curaleaf” trademark on the face page of this Prospectus, which are protected under applicable intellectual property laws and are the Corporation’s property. Solely for convenience, the Corporation’s trademarks and trade names referred to in this Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference may appear without the ® or ™ symbol, but references to the Corporation’s trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that the Corporation will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus, any applicable Prospectus Supplement or in documents incorporated herein by reference are the property of their respective owners.
NON-IFRS AND OTHER MEASURES
The Corporation prepares its financial statements in accordance with IFRS as issued by the International Accounting Standards Board and Interpretations of the IFRS Interpretations Committee.
This Prospectus, any Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein may make reference to certain non-IFRS measures. These measures are not recognized measures under IFRS, do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing a further understanding of the Corporation’s results of operations from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of the Corporation’s financial information reported under IFRS. The Corporation uses non-IFRS measures to provide investors with supplemental measures of the Corporation’s operating performance and thus highlight trends in its core business that may not otherwise be apparent when relying solely on IFRS financial measures. The Corporation also believes that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of issuers. The Corporation’s management also uses non-IFRS measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess its ability to meet future debt service, capital expenditure and working capital requirements, and in the determination of components of management compensation. Because other companies may calculate these non-IFRS measures differently than the Corporation does, these metrics are not comparable to similarly titled measures reported by other companies.
Certain calculations included in tables and other figures in this Prospectus and any tables and other figures in this Prospectus and any applicable Prospectus Supplement may have been rounded for clarity of presentation.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current beliefs, expectations or assumptions regarding the future of the business, future plans and strategies, operational results and other future conditions of the Corporation. Forward-looking statements contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents. In addition, the Corporation may make or approve certain statements in future filings with Canadian securities regulatory authorities or with the SEC, in press releases, or in oral or written presentations by representatives of the Corporation that are not statements of historical fact and may also constitute forward-looking statements. All statements, other than statements of historical fact, made by the Corporation that address activities, events or developments that the Corporation expects or anticipates will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words and includes, among others, information regarding: expectations for the effects and potential benefits of any transactions; expectations for the effects of the coronavirus (“COVID-19”) pandemic on the business’ operations and financial condition; statements relating to the business and future activities of, and developments related to, the Corporation after the date of this Prospectus, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Corporation’s business, operations and plans; expectations that planned acquisitions will be completed; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Corporation operates; expectations for other economic, business, regulatory and/or competitive factors related to the Corporation or the cannabis industry generally; the ability for U.S. holders of securities of the Corporation to sell them on the CSE; and other events or conditions that may occur in the future. Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations.
Readers are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions, estimates, analysis and opinions of management of the Corporation at the time they were provided or made, in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: the Corporation’s business structure; the Corporation’s status as a holding company; the absence of a dividend record; sales of substantial amounts of Subordinate Voting Shares; market volatility; liquidity risks; legal and regulatory risks inherent in the cannabis industry; financing risks related to additional financing and restricted access to banking; general regulatory and legal risks including risk of civil asset forfeiture; anti-money laundering laws and regulations; the lack of access to U.S. bankruptcy protections; heightened scrutiny by regulatory authorities; legal, regulatory or political change; general regulatory and licensing risks; limitations on ownership of licenses; regulatory actions and approvals from the U.S. Food and Drug Administration (the “FDA”) and risks of litigation; newly established legal regimes; the risk relating to enforcement of judgements outside Canada; environmental risks including environmental regulation and unknown environmental risks; general business risks including risks related to the COVID-19 pandemic; the Corporation’s possible failure to complete acquisitions; risks related to the senior secured notes of the Corporation; service providers; the enforceability of contracts; risks relating to the resale of the Subordinate Voting Shares on the CSE; the Corporation’s reliance on the expertise and judgment of senior management of the Corporation, and its ability to retain such senior management; the concentrated voting control of the Corporation’s Executive Chairman, Boris Jordan; risks inherent in an agricultural business; unfavorable publicity or consumer perception; product liability risks; product recalls; the results of future clinical research; the difficulty of attracting and retaining personnel; the Corporation’s dependence on suppliers; the Corporation’s reliance on inputs; the limited market data and difficulty to forecast results; intellectual property risks; constraints on marketing products; fraudulent or illegal activity by employees, contractors and consultants; information technology systems and cyber-attacks; security breaches; the Corporation’s reliance on management services agreements with subsidiaries and affiliates; risks relating to website accessibility; high bonding and insurance coverage risk; risks of leverage; the Corporation’s expansion into foreign jurisdictions; future acquisitions or dispositions by the Corporation; the Corporation’s management of growth; the fact that past performance is not indicative of future results and that financial projections may prove materially inaccurate or incorrect; conflicts of interest; global economic conditions; tax risks; as well as those risk factors discussed under the section “Risk Factors” in our Annual MD&A and Interim MD&A (as such terms are hereinafter defined) and elsewhere in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein, and as described from time to time in documents filed by the Corporation with Canadian securities regulatory authorities and the SEC.
Forward-looking information and statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management at the date the statements are made including, among other things, assumptions about: development costs remaining consistent with budgets; the Corporation’s ability to manage anticipated and unanticipated costs; favorable equity and debt capital markets; the Corporation’s ability to raise sufficient capital to advance the business of the Corporation; favorable operating and economic conditions; political and regulatory stability; the Corporation’s ability to implement its growth strategies and business plan obtaining and maintaining all required licenses and permits; sustained labor stability; stability in financial and capital goods markets; favourable production levels and costs from the Corporation’s operations; the pricing of various cannabis products; the level of demand for cannabis products; the Corporation’s ability to keep pace with changing consumer preferences; the availability of third party service providers and other inputs for the Corporation’s operations; the Corporations’ ability to successfully withstand the economic impact of the COVID-19 pandemic and the Corporation’s ability to conduct operations in a safe, efficient and effective manner.
The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this Prospectus and in the documents incorporated by reference herein as well as statements regarding the Corporation’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Corporation believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Further, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking information and statements. Many assumptions are based on factors and events that are not within the control of the Corporation and there is no assurance they will prove to be correct. Certain of the forward-looking statements and other information contained herein concerning the cannabis industry, its medical, adult-use and hemp-based CBD markets, and the general expectations of the Corporation concerning the industry and the Corporation’s business and operations are based on estimates prepared by the Corporation using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Corporation believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Corporation is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.
Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. You should not place undue reliance on forward-looking statements contained in this Prospectus. Such forward-looking statements are made as at the date of this Prospectus, or in the case of documents incorporated by reference herein, as at the date of each such document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Corporation’s forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Purchasers of Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the tax and legal risks and other aspects associated with holding Securities.
ADDITIONAL INFORMATION
Curaleaf files certain reports with, and furnishes other information to, each of the SEC and the securities regulatory authorities in all provinces and territories of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that Curaleaf files with the SEC and the securities regulatory authorities in all provinces and territories of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports, statements and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. These filings are electronically available from SEDAR at www.sedar.com and from the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) at www.sec.gov/edgar. Except as expressly provided herein, documents filed on SEDAR or on EDGAR are not, and should not be considered, part of this Prospectus.
Curaleaf will be filing with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), a registration statement on Form F-10 (the “Registration Statement”), relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement are available from EDGAR at www.sec.gov/edgar.
As a foreign private issuer, Curaleaf is exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) prescribing the furnishing and content of proxy statements, and Curaleaf’s officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Curaleaf’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov/edgar, as well as from commercial document retrieval services.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada, which have also been or will be filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel of the Corporation, at 301 Edgewater Place, Suite 405, Wakefield, Massachusetts 01880, United States, telephone (781) 451-0150, and are also available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com under the Corporation’s profile and on EDGAR at www.sec.gov/edgar.
The following documents filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada and have been filed with, or furnished to, the SEC, are specifically incorporated by reference into and form an integral part of this Prospectus:
1.
the annual information form of the Corporation dated March 9, 2022 for the fiscal year ended December 31, 2021 (the “Annual Information Form”);

2.
the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2021 and 2020 together with the notes attached thereto and the registered public accounting firm’s report thereon (the “Annual Financial Statements”);

3.
the management’s discussion and analysis of the financial conditions and results of operations of the Corporation for the years ended December 31, 2021 and 2020 (the “Annual MD&A”);

4.
the unaudited condensed interim consolidated financial statements of the Corporation as at and for the three and nine months ended September 30, 2022 and 2021, together with the notes attached thereto (the “Interim Financial Statements”);

5.
the management’s discussion and analysis of financial conditions and results of operations of the Corporation for the three and nine months ended September 30, 2022 and 2021 (the “Interim MD&A”);

6.
the management information circular of the Corporation dated July 29, 2022 prepared in connection with the annual general meeting of the shareholders of the Corporation held on September 8, 2022;

7.
the material change report of the Corporation dated August 15, 2022 with respect to the appointment of Mr. Ed Kremer as Chief Financial Officer of the Corporation; and

8.
the material change report of the Corporation dated January 11, 2022 with respect to the certain changes in the management of the Corporation.

Any document of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the auditor’s report thereon, management’s discussion and analysis and information circulars of the Corporation filed by the Corporation with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus.
To the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 8-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document. In addition, the Corporation may incorporate by reference into this Prospectus, or the Registration Statement which it forms part, other information from documents that the Corporation will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act if and to the extent expressly provided therein.
Upon a new interim financial report and related management’s discussion and analysis of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management’s discussion and analysis of the Corporation most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management’s discussion and analysis and the previous interim financial report and related management’s discussion and analysis of the Corporation most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form, if any; (ii) material change reports filed by the Corporation prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Corporation for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Corporation filed by the Corporation prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new information circular of the Corporation prepared in connection with an annual general meeting of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus and any previous information circular of the Corporation, if prepared in connection with solely an annual general meeting of the Corporation, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable

Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 — General Prospectus Requirements) pertaining to a distribution of Securities, and filed by the Corporation after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.
A Prospectus Supplement to this Prospectus containing the specific variable terms in respect of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as at the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.
The Corporation has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents referred to in “Documents Incorporated by Reference” above; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Corporation; and (iv) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
THE CORPORATION
Corporate Structure
The Corporation was incorporated under the laws of the Province of British Columbia, pursuant to the Business Corporations Act (British Columbia), on November 13, 2014 under the name “Lead Ventures Inc.”. The Corporation changed its name to “Curaleaf Holdings, Inc.” as part of its business combination with Curaleaf, Inc. completed on October 25, 2018. The Corporation is a vertically-integrated medical and wellness cannabis operator in the U.S.
On April 7, 2021, the Corporation established an overseas subsidiary named Curaleaf International Holdings, Limited (“Curaleaf International”) together with a strategic investor who provided initial capital for a 31.5% equity stake in Curaleaf International. Subsequently, Curaleaf International acquired EMMAC Life Sciences Limited (“EMMAC”), the largest vertically integrated independent cannabis company in Europe.
The Corporation’s head office is located at 301 Edgewater Place, Suite 405, Wakefield, Massachusetts 01880, United States of America, and the Corporation’s registered and records office is located at 666 Burrard Street, Suite 1700 Vancouver, British Columbia, V6C 2X8.

For further information on the business of the Corporation, including a list of the Corporation’s principal subsidiaries, please see the section “Corporate Structure” of the Annual Information Form. Additional information about our business is also included in other documents incorporated by reference in this Prospectus, which are available under the Corporation’s SEDAR profile at www. sedar.com.
Summary Description of the Business
Curaleaf is a leading producer and distributor of consumer products in cannabis, with a mission to improve lives by providing clarity around cannabis and confidence around consumption. As a vertically integrated, high-growth cannabis operator known for quality, expertise, and reliability, the Corporation and its brands, including Curaleaf, Select, and Grassroots, provide industry-leading services, product selection, and accessibility across the medical and adult-use markets in the U.S. Headquartered in Wakefield, Massachusetts. As of November 30, 2022, domestically, the Corporation had operations in 21 states; operating 143 dispensaries, 29 cultivation sites, and 30 processing sites in the U.S. with a focus on highly populated, limited-license states, including Arizona, Florida, Illinois, Maryland, Massachusetts, New York, New Jersey and Pennsylvania. In Europe, the Corporation has a fully integrated medical cannabis business with licensed cultivation in Portugal, two pharma grade cannabis processing and manufacturing facilities in Spain and the United Kingdom (“U.K.”) and Germany, and licensed medical cannabis distribution in the U.K., Germany, and Switzerland. In the U.K. the Corporation also holds a pharmacy license and operates medical cannabis clinics in England and Scotland, enabling the supply of medical cannabis direct to the patient. Additionally, the Corporation supplies medical cannabis on a wholesale basis across the region, including into Israel, Italy and Germany.
The Corporation leverages its extensive research and development capabilities to distribute cannabis products with the highest standard for safety, effectiveness, consistent quality, and customer care. The Corporation is committed to leading the industry in education and advancement through research and advocacy. The Corporation markets to medical and adult-use customers through brand strategies intended to build trust and loyalty.
The Corporation was an early entrant into the U.S. state-legal cannabis industry, which remains one of the fastest growing industries in the U.S. Currently, the Corporation is a diversified holding company dedicated to delivering market-leading products and services while building trusted national brands within the legal cannabis industry. Through its team of physicians, pharmacists, medical experts, and industry innovators, the Corporation has developed a portfolio of branded cannabis-based therapeutic offerings in multiple formats and a strategic network of branded retail dispensaries. In order to achieve its strategy, the Corporation has completed several acquisitions since its formation. The Corporation expects to continue to actively pursue other acquisitions, dispositions, and investment opportunities in the future.
The Corporation is operated by an executive team that has significant experience in the cannabis industry and a robust operational and acquisition track-record as to all facets of the Corporation’s operations, which has executed its business plan to rapidly scale its business.
More detailed information regarding the business of the Corporation as well as its operations, assets, products and services, and properties can be found in the Annual Information Form and other documents incorporated by reference herein, as supplemented by the disclosure herein. See “Documents Incorporated by Reference”, “Recent Developments” and “United States Regulatory Environment”.
RECENT DEVELOPMENTS
Appointment of Additional Directors
On December 19, 2022, the Company announced the addition of two new members to the Board, effective as of December 31, 2022, namely Ms. Michelle Bodner, a Wall Street-trained entrepreneur with expertise in operations, real estate and executive coaching who delivered advisory services to government agencies, banks, large corporations, non-profits and early and mid-stage companies in multiple disciplines, and Mr. Shasheen Shah, CEO of Coherent Strategies Consulting and Coaching, and a leadership development coach and trusted advisor to global executives and organizations. Ms. Bodner and Mr. Shah were appointed by the Board to serve until the next annual meeting of the shareholders of the Company, at which the shareholders will vote on the constitution of the Board going forward. Following such appointment, the Board now consists of eight members in total.
PLAN OF DISTRIBUTION
The plan of distribution for the offer and sale of Securities by the Corporation will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.
PRIOR SALES
Information in respect of prior sales of the Subordinate Voting Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Subordinate Voting Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Subordinate Voting Shares or other Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
The Subordinate Voting Shares are currently listed on the CSE under the trading symbol “CURA” and quoted on the OTCQX under the trading symbol “CURLF”. The trading prices and volumes of the Subordinate Voting Shares will be provided, as required, in each Prospectus Supplement.
USE OF PROCEEDS
The net proceeds from the sale of Securities by the Corporation and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the net proceeds from the sale of Securities by the Corporation may be used for general corporate purposes (including funding any eventual negative cash flow from operating activities, ongoing operations and/or working capital requirements), to repay indebtedness outstanding from time to time, discretionary capital programs and potential future acquisitions. Each applicable Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities by the Corporation. The Corporation will not receive any proceeds from any sale of any Securities by selling securityholders.
TAX CONSIDERATIONS
Owning any of the Securities may subject holders to Canadian and/or United States tax consequences. The applicable Prospectus Supplement may describe certain Canadian and/or United States federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
EARNINGS COVERAGE RATIO
The applicable Prospectus Supplement will provide, as required by applicable Canadian securities laws, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.
There have been no material changes to the Corporation’s share and loan capitalization since November 8, 2022, the date of the Corporation’s Interim Financial Statements.
UNITED STATES REGULATORY ENVIRONMENT
Federal Regulatory Environment
The Controlled Substances Act
The U.S. federal government regulates drugs through the federal Controlled Substances Act (21 U.S.C. § 811) (the “CSA”), which places controlled substances, including cannabis, in one of five different schedules.

Cannabis, except hemp containing less than 0.3% (on a dry weight basis) of the psychoactive ingredient in cannabis, is classified as a Schedule I drug. As a Schedule I drug, the federal Drug Enforcement Agency considers cannabis to have a high potential for abuse, no currently accepted medical use in treatment in the U.S., and a lack of accepted safety for use of the drug under medical supervision1. The classification of cannabis as a Schedule I drug is inconsistent with what the Corporation believes to be many valuable medical uses for cannabis accepted by physicians, researchers, patients, and others. As evidence of this, the FDA, on June 25, 2018, approved Epidiolex an oral solution with an active ingredient, cannabidiol (“CBD”), that is derived from the cannabis plant for the treatment of seizures associated with two rare and severe forms of epilepsy, Lennox-Gastaut syndrome and Dravet syndrome, in patients two years of age and older. Epidiolex was initially placed on Schedule V, the least restrictive schedule of the CSA. On April 6, 2020 the DEA removed Epidiolex entirely from the CSA. This is the first FDA-approved drug that contains a purified drug substance derived from the cannabis plant. CBD is a chemical component of cannabis that does not contain the intoxicating properties of tetrahydrocannabinol (“THC”), the primary psychoactive component of cannabis2. The Corporation believes the CSA categorization as a Schedule I drug is not reflective of the medicinal properties of cannabis or the public perception thereof, and numerous studies show cannabis is not able to be abused in the same way as other Schedule I drugs, has medicinal properties, and can be safely administered.3
The federal position is also not necessarily consistent with democratic approval of cannabis at the state government level in the U.S. Unlike in Canada, which has federal legislation uniformly governing the cultivation, distribution, sale and possession of cannabis under the Cannabis Act, S.C. 2018, c. 16, (Canada) and the Cannabis for Medical Purposes Regulations, cannabis is largely regulated at the state and local level in the U.S. state laws regulating cannabis conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal, and any such acts are criminal acts. Although the Corporation’s activities are compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under U.S. federal law nor provide a defense to federal criminal charges that may be brought against the Corporation. The Supremacy Clause of the U.S. Constitution establishes that the U.S. Constitution and federal laws made pursuant to it are paramount and, in case of conflict between federal and state law, federal law shall apply.
Nonetheless, 47 U.S. states, the District of Columbia, and the territories of Puerto Rico, the U.S. Virgin Islands, Guam, and the Northern Mariana Islands have legalized some form of cannabis for medical use, while 21 states and the District of Columbia have legalized the adult-use of cannabis for recreational purposes. As more and more states legalized medical and/or adult-use cannabis, the federal government attempted to provide clarity on the incongruity between federal prohibition under the CSA and these state-legal regulatory frameworks. Notwithstanding the foregoing, cannabis remains illegal under U.S. federal law, with cannabis listed as a Schedule I drug under the CSA.
Until 2018, the federal government provided guidance to federal law enforcement agencies and banking institutions regarding cannabis through a series of memoranda from the Department of Justice (“DOJ”). The

1
21 U.S.C. 812(b)(1).

2
Cannabis containing THC in excess of .3% on a dry weight basis is defined federally as marijuana. The federal definition of marijuana is commonly incorporated in state laws and regulations. Unless otherwise noted herein, we use cannabis and marijuana interchangeably.

3
See Lachenmeier, DW & Rehm, J. (2015). Comparative risk assessment of alcohol, tobacco, cannabis and other illicit drugs using the margin of exposure approach. Scientific Reports, 5, 8126. doi: 10.1038/srep08126; see also Thomas, G & Davis, C. (2009). Cannabis, Tobacco and Alcohol Use in Canada: Comparing risks of harm and costs to society. Visions Journal, 5. Retrieved from http://www.heretohelp.bc.ca/sites/default/files/visions_cannabis.pdf; see also Jacobus et al. (2009). White matter integrity in adolescents with histories of marijuana use and binge drinking. Neurotoxicology and Teratology, 31, 349-355. https://doi.org/10.1016/j.ntt.2009.07.006; Could smoking pot cut risk of head, neck cancer? (2009 August 25). Retrieved from https://www.reuters.com/article/us-smoking-pot/could-smoking-pot-cut-risk-of-head-neck-cancer-idUSTRE57O5DC20090825; Watson, SJ, Benson JA Jr. & Joy, JE. (2000). Marijuana and medicine: assessing the science base: a summary of the 1999 Institute of Medicine report. Arch Gen Psychiatry Review, 57, 547-552. Retrieved from https://www.ncbi.nlm.nih.gov/pubmed/10839332; see also Hoaken, Peter N.S. & Stewart, Sherry H. (2003). Drugs of abuse and the elicitation of human aggressive behavior. Addictive Behaviours, 28, 1533-1554. Retrieved from http://www.ukcia.org/research/AgressiveBehavior.pdf; and see also Fals-Steward, W., Golden, J. & Schumacher, JA. (2003). Intimate partner violence and substance use: a longitudinal day-to-day examination. Addictive Behaviors, 28, 1555-1574. Retrieved from https://www.ncbi.nlm.nih.gov/pubmed/14656545.

most recent such memorandum was drafted by former Deputy Attorney General James Cole on August 29, 2013 (the “Cole Memorandum”)4. The Cole Memorandum offered guidance to federal enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding cannabis in all states, and acknowledged that, notwithstanding the designation of cannabis as a Schedule I controlled substance at the federal level, several states have enacted laws authorizing the use of cannabis. The Cole Memorandum also noted that jurisdictions that have enacted laws legalizing cannabis in some form have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis. As such, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. The Cole Memorandum was seen by many state-legal cannabis companies as a safe harbor for their licensed operations that were conducted in full compliance with all applicable state and local regulations. However, on January 4, 2018, former U.S. Attorney General Jeff Sessions rescinded the Cole Memorandum. In the absence of a uniform federal policy, U.S. Attorneys with state-legal cannabis programs within their jurisdictions are responsible for establishing enforcement priorities for their respective offices. For instance, Andrew Lelling, a former U.S. Attorney for the District of Massachusetts, stated that while his office would not immunize any businesses from federal prosecution, he anticipated focusing the office’s cannabis enforcement efforts on: (1) overproduction; (2) targeted sales to minors; and (3) organized crime and interstate transportation of drug proceeds. Other U.S. attorneys provided less assurance, promising to enforce federal law, including the CSA in appropriate circumstances.
Following his election, President Biden appointed Merrick Garland to serve as the U.S. Attorney General. While Attorney General Garland indicated in his confirmation hearing that he did not feel that enforcement of the federal cannabis prohibition against state-licensed business would not be a priority target of Department of Justice resources, no formal enforcement policy has been issued to date. There is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the U.S. congress (“Congress”) amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.
As an industry best practice, despite the rescission of the Cole Memorandum, the Corporation abides by the following standard operating policies and procedures:
1.
Ensure that its operations are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions;

2.
Ensure that its cannabis related activities adhere to the scope of the licensing obtained (for example: in the states where cannabis is permitted only for adult-use, the products are only sold to individuals who meet the requisite age requirements);

3.
Implement policies and procedures to ensure that cannabis products are not distributed to minors;

4.
Implement policies and procedures to ensure that funds are not distributed to criminal enterprises, gangs or cartels;

5.
Implement an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law, or across any state lines in general;

6.
Ensure that its state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs, is engaged in any other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes; and

7.
Ensure that its products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

4
See James M. Cole, Memorandum for all United States Attorneys re: Guidance Regarding Marijuana Enforcement (Aug. 29, 2013), available at https://www.justice.gov/iso/opa/resources/3052013829132756857467.pdf.

In addition, the Corporation conducts background checks to ensure that the principals and management of its operating subsidiaries are of good character, have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in cultivation, manufacturing or distribution of cannabis. The Corporation will also conduct ongoing reviews of the activities of its cannabis businesses, the premises on which they operate and the policies and procedures that are related to possession of cannabis or cannabis products outside of the licensed premises, including the cases where such possession is permitted by regulation. See “Compliance and Monitoring”.
One legislative safeguard for the medical cannabis industry remains in place: Congress has passed a so-called “rider” provision in the FY 2015, 2016, 2017, 2018, 2019, 2020 and 2021 Consolidated Appropriations Acts to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. The rider is known as the “Rohrabacher-Farr” Amendment after its original lead sponsors (it is also sometimes referred to as the “Rohrabacher-Blumenauer” or “Joyce-Leahy” Amendment, but it is referred to in this Prospectus as the “Rohrabacher-Farr Amendment”). On March 15, 2022, the amendment was renewed through the signing of the fiscal year 2022 omnibus spending bill, effective through December 16, 2022. There is no guarantee that the Rohrabacher/Farr Amendment will be included in the omnibus appropriations package or a continuing budget resolution once the current Consolidated Appropriations Act, 2022 expires.
On October 6, 2022, President Biden announced a series of marijuana-related initiatives. Included amongst them was a directive to the Secretary of Health and Human Services and the Attorney General “to initiate the administrative process to review expeditiously how marijuana is scheduled under federal law. Federal law currently classifies marijuana in Schedule I of the CSA, the classification meant for the most dangerous substances.” This administrative review would be conducted by the FDA and the DEA. It is unclear when these agencies would complete their respective reviews nor is it clear whether the reviews would result in any change in the classification of marijuana.
Nevertheless, for the time being, cannabis remains a Schedule I controlled substance at the federal level. The federal government of the U.S. has always reserved the right to enforce federal law regarding the sale and disbursement of medical or adult-use cannabis, even if state law sanctions such sale and disbursement. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Corporation’s business, results of operations, financial condition and prospects could be materially adversely affected.
There is a growing consensus among cannabis businesses and numerous members of Congress that prosecutorial discretion is not law and temporary legislative riders, such as the Rohrabacher-Farr Amendment, are an inappropriate way to protect lawful medical cannabis businesses. Numerous bills have been introduced in Congress in recent years to decriminalize aspects of state-legal cannabis trades. The Corporation has observed that each year more congressmen and congresswomen sign on and cosponsor cannabis legalization bills. In light of all this, it is anticipated that the federal government will eventually repeal the federal prohibition on cannabis and thereby leave the states to decide for themselves whether to permit regulated cannabis cultivation, production and sale, just as states are free today to decide policies governing the distribution of alcohol or tobacco.
The most comprehensive proposal for reform of federal legislation on cannabis was introduced on July 21, 2022, by U.S. Senate Majority Leader Chuck Schumer (D-NY) along with Cory Booker (D-NJ), and Ron Wyden (D-OR) when they filed the Cannabis Administration and Opportunity Act (the “CAOA”). The CAOA removes cannabis from Schedule 1 of the CSA, which would permit its decriminalization and allow the expungement of federal non-violent cannabis crimes. The CAOA would impose a federal tax on cannabis of 10% in its first year of enactment, eventually increasing to 25% in 5% increments. The taxes raised would be used to petition fund programs to benefit communities disproportionately impacted by the “War on Drugs”.
The CAOA enshrines the current state cannabis licensing regimes but introduces additional federal permitting of cannabis wholesalers. Regulatory responsibility for cannabis control would be transferred from the U.S. Drug Enforcement Agency (DEA) to the Alcohol and Tobacco Tax and Trade Bureau (TTB), the Bureau of Alcohol Tobacco Firearms and Explosives (ATF).
The filing of the CAOA by Democratic congressional leaders represents a significant milestone in the move toward federal legalization of cannabis. While the CAOA indicates that legalization may come with significant federal tax burden, federal legalization will also bring long-awaited benefits to the industry of the removal of the Section 280E tax burden, clarity as to the status of state-licensed cannabis businesses, broad access to the banking and card payment system, increased availability, and reduced cost of capital.
Senator Schumer has indicated that the CAOA does not have sufficient support in the Congress to pass.
Another bill, the Marijuana Opportunity Reinvestment and Expungement (MORE) Act, proposed in the U.S. House of Representatives would decriminalize and de-schedule cannabis from the CSA, provide for reinvestment in certain persons adversely impacted by the “War on Drugs,” and provide for expungement of certain cannabis offenses, among other things. The MORE Act passed U.S. House of Representatives on April 1, 2022, but has not been taken up in the Senate.
There can be no assurance that the CAOA, the MORE Act or similar comprehensive legislation that would de-schedule cannabis and de-criminalize will be passed in the near future or at all. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Corporation’s subsidiaries operate or that such legislation will otherwise be favorable the Corporation and its business.
Money Laundering Laws
Under U.S. federal law, it may potentially be a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of any Schedule I controlled substance. Due to the CSA categorization of marijuana as a Schedule I drug, federal law makes it illegal for financial institutions that depend on the Federal Reserve’s money transfer system to take any proceeds from marijuana sales as deposits. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses under the U.S. Currency and Foreign Transactions Reporting Act of 1970 (the “Bank Secrecy Act”). Therefore, under the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be charged with money laundering or conspiracy.
While there has been no change in U.S. federal banking laws to accommodate businesses in the large and increasing number of U.S. states that have legalized medical and/or adult-use marijuana, in 2014, the Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) issued guidance to prosecutors of money laundering and other financial crimes (the “FinCEN Guidance”) and notified banks that it would not seek enforcement of money laundering laws against banks that service cannabis companies operating under state law, provided that strict due diligence and reporting standards are met. The FinCEN Guidance advised prosecutors not to focus their enforcement efforts on banks and other financial institutions that serve marijuana-related businesses so long as that business is legal in their state and none of the federal enforcement priorities referenced in the Cole Memorandum are being violated (such as keeping marijuana away from children and out of the hands of organized crime). The FinCEN Guidance also clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations, including thorough customer due diligence, but makes it clear that they are doing so at their own risk. The customer due diligence steps include:
1.
Verifying with the appropriate state authorities whether the business is duly licensed and registered;

2.
Reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business;

3.
Requesting from state licensing and enforcement authorities available information about the business and related parties;

4.
Developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus adult-use customers);

5.
Ongoing monitoring of publicly available sources for adverse information about the business and related parties;

6.
Ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and

7.
Refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk.

With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.
Because most banks and other financial institutions are unwilling to provide any banking or financial services to cannabis businesses, these businesses can be forced into becoming “cash-only” businesses. While the FinCEN Guidance decreased some risk for banks and financial institutions considering serving the industry, in practice it has not increased banks’ willingness to provide services to cannabis businesses, and most banks continue to decline to operate under the strict requirements provided under the FinCEN Guidance. This is because, as described above, the current law does not provide banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each cannabis business they accept as a customer.
The few state-chartered banks and/or credit unions that have agreed to work with marijuana businesses are limiting those accounts to small percentages of their total deposits to avoid creating a liquidity risk. Since, theoretically, the federal government could change the banking laws as it relates to marijuana businesses at any time and without notice, these state-charted banks and credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from marijuana businesses in a single day, while also keeping sufficient liquid capital on hand to serve their other customers. Those state-chartered banks and credit unions that do have customers in the marijuana industry charge marijuana businesses high fees to pass on the added cost of ensuring compliance with the FinCEN Guidance. Unlike the Cole Memorandum, however, the FinCEN Guidance from 2014 has not been rescinded.
The former Secretary of the U.S. Department of the Treasury, Steven Mnuchin, publicly stated that he did not have a desire to rescind the FinCEN Guidance.5 The current Secretary of the Treasury, Janet Yellen, has not yet articulated an official Treasury Department position with regard to the FinCEN Guidance and thus as an industry best practice and consistent with its standard operating procedures, the Corporation adheres to all customer due diligence steps in the FinCEN Guidance.
In both Canada and the U.S., transactions involving banks and other financial institutions are both difficult and unpredictable under the current legal and regulatory landscape. Legislative changes could help to reduce or eliminate these challenges for companies in the cannabis space and would improve the efficiency of both significant and minor financial transactions.
In the absence of comprehensive reform of federal cannabis legislation that would decriminalize the cannabis industry, a growing number of members of Congress have expressed support for federal legislation that would eliminate from the scope of federal money laundering statutes the financing activity of businesses operating under state-sanctioned cannabis programs. On September 26, 2019, the U.S. House of Representatives passed the Secured and Fair Enforcement Banking Act of 2019 (commonly known as the “SAFE Banking Act”), which aims to provide safe harbor and guidance to financial institutions that work with legal U.S. cannabis businesses. The SAFE Banking Acts has since been introduced and has passed the U.S. House of Representatives several times, but still awaits action from the U.S. Senate. While Congress may consider legislation in the future that may permanently address these issues, there can be no assurance of the content of any proposed legislation or that such legislation is ever passed. The Corporation’s inability, or limitations on the Corporation’s ability, to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Corporation to operate and conduct its business as planned or to operate efficiently. On July 14, 2022, the SAFE Banking Act was introduced again in the U.S. Senate as part of the NDAA.

5
Angell, Tom. (2018 February 6). Trump Treasury Secretary Wants Marijuana Money In Banks, available at https://www.forbes.com/sites/tomangell/2018/02/06/trump-treasury-secretary-wants-marijuana-money-in-banks/#2848046a3a53; see also Mnuchin: Treasury is reviewing cannabis policies. (2018 February 7), available at http://www.scotsmanguide.com/News/2018/02/Mnuchin — Treasury-is-reviewing-cannabis-policies/.

Federal Taxation of Cannabis Businesses
An additional challenge to cannabis-related businesses is that the provisions of Section 280E are being applied by the IRS to businesses operating in the medical and adult-use cannabis industry. Section 280E prohibits businesses from deducting certain expenses associated with the trafficking of controlled substances within the meaning of Schedule I and II of the CSA. The IRS has applied Section 280E broadly in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws, seeking substantial sums in tax liabilities, interest and penalties resulting from underpayment of taxes due to the lack of deductibility of otherwise ordinary business expenses, the deduction of which is prohibited by Section 280E. Although the IRS issued a clarification allowing the deduction of certain expenses that can be categorized as cost of goods sold, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. Therefore, businesses in the state-legal cannabis industry are subject to higher effective tax rates and thus may be less profitable than they would otherwise be.
Reform of Federal Legislation on Industrial Hemp
On December 20, 2018, former President Trump signed the Agriculture Improvement Act of 2018, Pub. L. 115-334, (popularly known as the “2018 Farm Bill”) into law.6 Under the 2018 Farm Bill, industrial and commercial hemp is no longer to be classified as a Schedule I controlled substance in the U.S. Hemp includes the plant cannabis sativa L and any part of that plant, including seeds, derivatives, extracts, cannabinoids and isomers, which contain no more than 0.3% of delta-9-THC concentration by dry weight. The 2018 Farm Bill allows states to create regulatory programs allowing for the licensed cultivation of hemp and production of hemp-derived products. Hemp and products derived from it, such as CBD, may then be sold into commerce and transported across state lines, provided that the hemp from which any product is derived was cultivated under a license issued by an authorized state program approved by the U.S. Department of Agriculture and otherwise meets the definition of hemp.
Despite the removal of CBD extracted from hemp and other hemp extracts produced under authorized state hemp programs from the CSA, the FDA’s current stated position is that it is a prohibited act under the Federal Food, Drug, and Cosmetic Act to introduce into interstate commerce a food to which CBD, THC or cannabinoids has been added, or to market a product containing these ingredients as a dietary supplement.7
On a state level, the November 2020 elections included multiple initiatives on state ballots regarding cannabis, all of which passed. In Arizona and New Jersey, two markets where the Corporation already has medical operations described herein, adult-use cannabis ballot initiatives passed. Similarly, adult-use passed in Montana, medical use passed in Mississippi, and both adult-use and medical use passed in South Dakota; the legalization of adult-use in South Dakota was later nullified by state courts. Barring any further legal challenges, these states are expected to adopt governing rules and regulations to expand their cannabis programs accordingly. In the 2022 election cycle, voters in Arkansas, North Dakota and South Dakota rejected ballot measures aimed at legalizing recreational use of cannabis while in two other states, Maryland and Missouri, voters approved measures legalizing cannabis for adult use.
The results of the 2022 Congressional elections may impact the likelihood of any legal developments regarding cannabis at the national level, including the passage of the SAFE Banking Act and the MORE Act. While President Biden campaigned on a platform that included cannabis decriminalization and, as noted above, has taken steps to review current federal agency policy concerning cannabis, the Republicans, who have generally been less supportive of federal cannabis reforms than Democrats, regained control over the United States House of Representatives following the mid-term elections, which could impact the prospects for cannabis reform legislation.
Service Providers
As a result of any adverse change to the approach in enforcement of U.S. cannabis laws, adverse regulatory or political change, additional scrutiny by regulatory authorities, adverse change in public

6
H.R.2 — 115th Congress (2017-2018): Agriculture Improvement Act of 2018, Congress.gov (2018), https://www.congress.gov/bill/115th-congress/house-bill/2/text.

7
Notably, to date the FDA’s enforcement activities in respect of the sale of CBD foods and supplements has been largely focused upon those manufacturers and distributors that have made impermissible claims about the efficacy of CBD for treating certain diseases and medical conditions.

perception in respect of the consumption of marijuana or otherwise, third party service providers to the Corporation could suspend or withdraw their services, which may have a material adverse effect on the Corporation’s business, revenues, operating results, financial condition or prospects.
Ability to Access Capital
Given the current U.S. federal laws regarding cannabis, traditional bank financing is typically not available to U.S. cannabis companies. Specifically, the federal illegality of marijuana in the U.S. means that financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under money laundering statutes, the unlicensed money transmitter statute and the Bank Secrecy Act. As a result, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. Banks who do accept deposits from cannabis-related businesses in the U.S. must do so in compliance with the Cole Memorandum and the FinCEN guidance, both discussed above.
The Corporation requires equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. There can be no assurance that additional financing will be available to the Corporation when needed or on terms which are acceptable. The Corporation’s inability to raise financing through traditional banking to fund on-going operations, capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon the Corporation’s business, results of operations, financial condition or prospects.
If additional funds are raised through further issuances of equity or convertible debt securities, existing Corporation Shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to existing holders of Subordinate Voting Shares.
Heightened Scrutiny by Regulatory Authorities
For the reasons set forth above, the Corporation’s existing operations in the U.S., and any future operations or investments of the Corporation, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, the Corporation may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation’s ability to operate or invest in any other jurisdictions, in addition to those described herein.
Change to government policy or public opinion may also result in a significant influence on the regulation of the cannabis industry in Canada, the U.S., or elsewhere. A negative shift in the public’s perception of medical or adult-use cannabis in the U.S. or any other applicable jurisdiction could affect future legislation or regulation, or enforcement. Such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical or adult-use cannabis, thereby limiting the number of new state jurisdictions into which the Corporation could expand. Any inability to fully implement the Corporation’s business strategy in the states in which the Corporation currently operates or in the Corporation’s ability to expand its business into new states, may have a material adverse effect on the Corporation’s business, financial condition, and results of operations. See “Risk Factors” section of this Prospectus.
Further, violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions, or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, asset forfeiture, and cessation of business activities or divestiture. Any enforcement action against the Corporation or any of its licensed operating facilities could have a material adverse effect on (1) the Corporation’s reputation, (2) the Corporation’s ability to conduct business, (3) the Corporation’s holdings (directly or indirectly) of medical or adult-use cannabis licenses in the U.S., (4) the listing or quoting of the Corporation’s securities on various stock exchanges, (5) the Corporation’s financial position, (6) the Corporation’s operating results, profitability, or liquidity, or (7) the market price of the Corporation’s publicly traded shares. In addition, it is difficult for the Corporation to estimate the time or resources that would be needed for the investigation of any such matters or their final resolution because the time and resources that may be necessary depend on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. See “Risk Factors” section of this Prospectus. The

Corporation’s business activities, and the business activities of its subsidiaries, while believed to be compliant with applicable U.S. state and local laws, currently are illegal under U.S. federal law.
Further to the indication by CDS Clearing and Depository Services Inc. (“CDS”), Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets that it would refuse to settle trades for cannabis issuers that have investments in the U.S., the TMX Group, the owner and operator of CDS, subsequently issued a statement in August 2017 reaffirming that there is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S., despite media reports to the contrary and that the TMX Group was working with regulators to arrive at a solution that will clarify this matter, which would be communicated at a later time.
In February 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group announced the signing of a Memorandum of Understanding (“MOU”) with The Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange, and the TSX Venture Exchange. The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures, and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the U.S. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the exchanges to review the conduct of listed issuers. As a result, there is currently no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S. However, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were to be implemented at a time when the Subordinate Voting Shares are listed on a stock exchange, it would have a material adverse effect on the ability of holders of Subordinate Voting Shares to make and settle trades. In particular, the Subordinate Voting Shares would become highly illiquid as until an alternative was implemented, investors would have no ability to affect a trade of securities through the facilities of the applicable stock exchange. Curaleaf has obtained eligibility with the Depository Trust Corporation (“DTC”) for its Subordinate Voting Shares quotation on the OTCQX and such eligibility provides another possible avenue to clear the Subordinate Voting Shares in the event of a CDS ban. Revocation of DTC eligibility or implementation by DTC of a ban on the clearing of securities of issuers with cannabis-related activities in the U.S. would similarly have a material adverse effect on the ability of holders of the Subordinate Voting Shares to make and settle trades.
Compliance and Monitoring
As of the date of this Prospectus, the Corporation believes that each of its licensed operating entities (a) holds all applicable licenses to cultivate, manufacture, possess, and/or distribute cannabis in each respective state, and (b) is in good standing and in material compliance with each respective state’s cannabis regulatory program. The Corporation’s subsidiaries in Florida and Oregon have been cited for regulatory non-compliance by the respective state cannabis regulator, which citations may result in immaterial fines and, in the case of Oregon, temporary suspension of one of its processing licenses in the state. The Corporation believes that neither regulatory action will have a material impact on its operations in either state. Otherwise, the Corporation is in material compliance with its obligations under state laws related to its cannabis cultivation, processing and dispensary licenses, other than minor violations that would not result in a material fine, suspension or revocation of any relevant license.
The Corporation uses reasonable commercial efforts to ensure that its business is in material compliance with laws and applicable licensing requirements and engages in the regulatory and legislative process nationally and in every state we operate through our compliance department, government relations department, outside government relations consultants, cannabis industry groups and legal counsel.
The compliance department consists of our Chief Compliance Officer (“CCO”), James Shorris, as well as regional and state-level compliance officers. Each compliance officer is charged with knowing the local regulatory process in the state or states for which he or she is responsible and for monitoring developments with their governing bodies. Each compliance officer regularly reports regulatory developments to the Corporation’s CCO through written and oral communications and are charged with the creation and implementation of plans regarding all regulatory developments. The Corporation’s CCO works with external legal advisors in the states in which the Corporation operates to ensure that the Corporation is in on-going compliance with applicable state laws.

The government relations department, consisting of Senior Vice President, Ed Conklin, and two vice presidents, works closely with Curaleaf management to develop relationships with local and state regulators, industry groups, and elected officials in order to effectively monitor and engage in the regulatory and legislative processes. The Corporation’s Government Relations Department develops strategies, engages legislative consultants, directly lobbies and works with third party groups to protect the Corporation’s right to operate and to advocate for legislation, regulations and oversight under which it can be successful.
Although the Corporation believes that its business activities are materially compliant with applicable and state and local laws of the U.S., strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under U.S. federal law nor provide a defense to any federal proceeding which may be brought against the Corporation. Any such proceedings brought against the Corporation may result in a material adverse effect on the Corporation. The Corporation derives close to 100% of its revenues from the cannabis industry in certain states, which industry is illegal under U.S. federal law. Even where the Corporation’s cannabis-related activities are compliant with applicable state and local law, such activities remain illegal under U.S. federal law. The enforcement of relevant federal laws is a significant risk.
In addition to the above disclosure, please see “Risk Factors” for further risk factors associated with the operations of the Corporation and the Corporation.
The U.S. States the Corporation Operates in, their Legal Framework and how it Affects our Business
The chart below depicts (i) the states in which the Corporation operates and includes the date of legalization of cannabis for medicinal and/or recreational use, and (ii) for each U.S. state the Corporation operates in, the number of dispensaries, processing facilities, and cultivation sites (along with cultivation square footage) the Corporation owns, in each case as of September 30, 2022, as well as (iii) the categories of products that are permitted in each such state.
Each U.S. state has various licensing requirements, restrictions on the number of facilities license holders may operate, limitations on the number of license holders in the state, and various other regulations, which are enforced by applicable state agencies as discussed below. The Corporation conducts its operations in each respective state in compliance, in material respects, with each regulation applicable to it in such state.
Except for Kentucky, all of the states in which the Corporation operates have adopted legislation to permit the use of cannabis products for certain qualifying conditions and diseases, when recommended by a medical doctor. Recreational marijuana, or adult-use cannabis, is legal cannabis sold in licensed dispensaries to adults ages 21 and older. Kentucky’s hemp program was introduced in 2013 and currently only allows hemp-derived products wholesale, including cannabinoids such as CBD and cannabigerol (“CBG”). See “— Kentucky” below for more information. The Corporation has a 74,000 square foot processing/handling facility in Lexington.

Curaleaf Operations Overview
							Permitted Products
State	Medicinal Legalization	Adult-use Legalization	Dispensaries	Processing Facilities	Cultivation Sites	Square Feet	Oil	Edibles	Flower	Delivery	Wholesale
AZ	2010	2020	14	3	3	166,276	X(1)	X	X	X(4)	X
CA	1996	2016	—	2	—	—	X(2)	X	X	X	X
CO	2000	2012	3	1	3	2,195,475	X	X	X	X(5)	X
CT	2012	2021	4	1	1	60,000	X(1)	X	X	—	X
FL	2014	—	52	2	3	460,772	X(2)	X	X	X	X(3)
IL	2013	2019	10	1	1	125,000	X	X	X		X
KY	—	—	—	—	1	74,000	—	—	—	—	—
MA	2012	2016	4	2	2	157,000	X(1)	X	X	X	X
MD	2013	2022	4	1	1	55,000	X(2)	X	X	X(7)	X
ME	1999	2019	5	2	1	126,800	X(1)	X	X	X	X
MI	2008	2018	3	1	—	—	X(1)	X	X	—	—
MO	2018	2022	—	1	—	—	—	—	X	—	—
NV	2013	2016	3	2	2	60,072	X(1)	X	X	X	X
NJ	2010	2020	3	2	2	153,150	X(1)	X	X	X(7)	X(3)
NY	2014	2021	4	1	1	72,000	X(2)	X	X	X(7)	X
ND	2016	—	4	1	1	33,000	X	—	X	X(3)	X
OH	2016	—	2	1	1 Level I	30,000	X(1)	X	X	—	X
OR	1998	2014	1	2	1	37,000	X(1)	X	X	X	X
PA	2016	—	18	2	2	159,000	X(2)	—	X	—	—
UT	2018	—	1	1	—	—	X	X(6)	X	X	X
VT	2004	—	2	1	1	13,000	X	X	X	X	X

Notes:
(1)
Extracted oils only.

(2)
Oil-based formulations only.

(3)
Permitted with approval.

(4)
Medical use only.

(5)
In select areas.

(6)
With limits.

(7)
Permitted, however Curaleaf dispensaries do not offer home delivery at this time.

Arizona
Arizona Licensing Scheme
Arizona’s licensing body for medical and adult-use cannabis is the Arizona Department of Health Services (“AZDHS”). The market is divided into two classes of licenses: medical and adult use. Each license grants the licensee the ability to have one dispensary, one processing site, and one cultivation site. There is no requirement for vertical integration in Arizona and processing and cultivation sites can be used by third party companies. Arizona does not recognize third party companies and although they operate, the ultimate responsibility for compliance falls on the license holder themselves. As of September 30, 2022, there were 138 operating dispensaries in Arizona.

Arizona Medical Patient Requirements
For medical card holders, acceptable diagnoses include agitation of Alzheimer’s disease, Amyotrophic Lateral Sclerosis (“ALS”), any chronic or debilitating medical condition or disease or the treatment for one that causes cachexia or wasting syndrome, cancer, chronic pain, such as from migraines or arthritis, Crohn’s disease, glaucoma, human immunodeficiency virus (“HIV”) or acquired immune deficiency syndrome (“AIDS”), hepatitis C, post-traumatic stress disorder (“PTSD”), severe nausea, severe or persistent muscle spasms, such as those associated with multiple sclerosis (“MS”), and seizures, including from epilepsy.
As indicated in the chart above, all categories of product are allowed to be sold as either adult use or medical except for edibles over 100 mg THC per package, which must be sold to medical patients only. Adult use edibles cannot be more than 10mg THC per serving or 100 mg THC per package. The AZDHS determines whether a product is either adult use or medical at the time of dispensing so an adult use cultivation can make products that can be sold as medical through a dispensary as long as it meets the same requirements for medical.
Arizona Recent and Proposed Legislation
Recently proposed legislation currently under review in Arizona includes H2260: Medical Marijuana; Medical Conditions, which would expand the listing of qualified medical conditions to obtain a medical card; H2545: Marijuana: Social Equity Ownership Licenses, which would prohibit holders of a social equity ownership marijuana establishment license from transferring such license within the first 10 years of issuance; H2792: Landlords: Tenant’s Marijuana Use, which prohibits a landlord from terminating a tenant’s rental agreement because the tenant uses marijuana; H2828: Department of Marijuana Regulation, which establishes the Arizona Department of Marijuana Regulation (“ADMR”) for the purpose of administering the Arizona Medical Marijuana Act and status governing the responsible adult-use of marijuana; and, S1715: Hemp-Derived Manufactured Cannabinoids; Prohibition, which excludes “hemp-derived manufactured psychotropic cannabinoids” from the definition of “marijuana” and “marijuana products” and adds such to the definition of “usable marijuana.”
California
California Licensing Scheme
California’s licensing body for medical and adult-use cannabis is the Department of Cannabis Control (“DCC”). There is no limit to the number licenses California may issue; however, some jurisdictions have a limit on the number of licenses they will issue. Each license grants one licensed premise and the main classes of licenses are: cultivation, retailer, distributor, manufacturer, microbusiness, event organizer, and testing laboratory. Additionally, a license may not be held by, or issued to, any person holding office in, or employed by, any agency of the State of California or any of its political subdivisions when the duties of such person are associated with enforcement of laws or regulations regarding cannabis or cannabis products. There are no requirements for vertical integration, however, California does define specific cultivation license types by canopy size.
California Medical Patient Requirements
Edibles labeled as “FOR MEDICAL USE ONLY” and only available for sale to a medicinal-use patient may contain up to 500mg THC per package (adult use limit is 100mg THC/package). Topicals labeled as “FOR MEDICAL USE ONLY” and only available for sale to a medicinal-use patient, may contain up to 2000mg THC per package (adult-use limit is 1000mg THC/package).
California Recent and Proposed Legislation
On October 6, 2021, California Governor Gavin Newsom signed Assembly Bill 45 (“AB 45”) into law. AB 45 permits the manufacture and sale of products that contain hemp derived CBD including foods, beverages, dietary supplements, cosmetics, and pet products. Under AB 45, the California Department of Public Health (“CDPH”) will serve as the primary regulator of hemp derived CBD products. The CDPH has three primary requirements to manufacture and sell hemp products in California: (1) possess a license or registration for your specific commodity (such as processed food registration); (2) obtain an Industrial Hemp Enrollment and Oversight (IHEO) authorization for each commodity; and (3) comply with CDPH law, such as the Sherman Food, Drug and Cosmetic law and the 2018 Farm Bill. The DCC plan to integrate industrial hemp into the cannabis supply chain remains to be released and approved.
Colorado
Colorado Licensing Scheme
Colorado’s licensing body is the Marijuana Enforcement Division. The market is divided into medical and retail (adult-use) classes of which there are the following types of licenses: cultivation, stores, delivery, hospitality, operators, manufacturers, testing facilities, and transporters. Regulators in Colorado have not placed a limit on the number of licenses and as of November 18, 2022, there were 669 adult-use stores licenses and 399 medical store licenses issued.
Colorado Medical Patient Requirements
For both medical and retail operations, an owner of three to five cultivations must own at least one store, an owner of six to eight cultivations must own at least two stores, and an owner of nine to eleven cultivations must own at least three stores. Cultivations have plant count limits, divided by tiers. Medical stores have flower inventory limits based on the number of patients assigned or the number of sales in prior month (whichever is greater).
For medical card holders, acceptable diagnoses include any “condition for which a physician could prescribe an opioid.” Specific conditions may include, but are not limited to, autism spectrum disorder, cachexia, cancer, chronic pain, chronic nervous system disorders, glaucoma, HIV or AIDS, nausea, persistent muscle spasms, PTSD and seizures.
Beginning January 1, 2022, medical patients under 21 were restricted to purchasing no more than two grams of concentrate per day and will need two physicians from different practices to approve their medical cards. Limits on the potency of purchased concentrate can also be established by the physician’s recommendation.
Connecticut
Connecticut Licensing Scheme
The Department of Consumer Protection (the “DCP”) is responsible for licensing and regulating both medical and adult-use cannabis establishments in Connecticut. The medical market is divided in the following types of licenses: retail, cultivation, production, and bakery. There is currently no limit on the number of licenses available and one license grants the applicant one site (retail, cultivation, production, or bakery). As of September 30, 2022, there were 18 operational dispensaries. A board-certified pharmacist must be on-site to dispense medical cannabis at a dispensary.
Connecticut Medical Patient Requirements
For medical card holders that are over 18, acceptable diagnoses include: cancer, glaucoma, positive status for HIV or AIDS, Parkinson’s Disease, MS, damage to the nervous tissue of the spinal cord with objective neurological indication of intractable spasticity, epilepsy, cachexia, wasting syndrome, Crohn’s Disease, PTSD, sickle cell disease, post laminectomy syndrome with chronic radiculopathy, severe psoriasis and psoriatic arthritis, ALS, ulcerative colitis, complex regional pain syndrome (“CRPS”), Type 1 and Type II, cerebral palsy, cystic fibrosis, irreversible spinal cord injury with objective neurological indication of intractable spasticity, terminal illness requiring end-of-life care, uncontrolled intractable seizure disorder, spasticity or neuropathic pain associated with fibromyalgia, severe rheumatoid arthritis, post herpetic neuralgia, hydrocephalus with intractable headache, intractable headache syndromes, neuropathic facial pain, muscular dystrophy, osteogenesis imperfecta, chronic neuropathic pain associated with degenerative spinal disorders, and interstitial cystitis. For medical card holders under 18, acceptable diagnoses include: cerebral palsy, cystic fibrosis, irreversible spinal cord injury with objective neurological indication of intractable spasticity, severe epilepsy, terminal illness requiring end-of-life care, uncontrolled intractable seizure disorder, muscular dystrophy, osteogenesis imperfecta, intractable neuropathic pain that is unresponsive to standard medical treatments, Tourette’s Syndrome for patients who have failed standard medical treatment , and chronic pancreatitis for patients whose pain is recalcitrant to standard medical management.
Connecticut Recent and Proposed Legislation
Effective July 1, 2021, adult-use was legalized in Connecticut. There are 14 different cannabis license types and registrations issued by the DCP that fall into the following categories: growing, manufacturing, sales, delivery and transportation, and individual licenses and registrations. Applications for licenses became available on February 3, 2022. Each municipality must approve zoning to allow for cannabis establishments including retailers and micro-cultivators. Municipalities also have the authority to establish restrictions, make zoning updates, and collect certain tax. As of November 18, 2022, the DCP has approved 25 provisional retail licenses. The provisional license does not allow an adult-use cannabis establishment to commence operations until all final license requirements are met.
Florida
Florida Licensing Scheme
Florida’s licensing body is the Department of Health Office of Medical Marijuana Use (“OMMU”). The OMMU has authorized 22 Medical Marijuana Treatment Centers in the state that cover all vertically integrated sites (cultivation, processing, fulfillment/storage, and dispensing) and sites are approved under a function that falls under either cultivation, processing, fulfillment/storage, or dispensing. There is no limit on the number of dispensaries, fulfillment/storage warehouses, processing sites, or cultivation sites. However, there is a requirement to receive local zoning approval for each proposed dispensary.
Florida Medical Patient Requirements
For medical card holders, acceptable diagnoses include: cancer, epilepsy, glaucoma, HIV or AIDS, PTSD, ALS, Crohn’s disease, Parkinson’s disease, MS, medical conditions of the same kind or class as or comparable to those enumerated in the above, a terminal condition diagnosed by a physician other than the qualified physician issuing the physician certification, and chronic non-malignant pain.
Illinois
Illinois Licensing Scheme
Illinois’ licensing body is the Illinois Department of Financial and Professional Regulation (“IDFPR”) for retail and Illinois Department of Agriculture (cultivation/processing). The main classes of licenses include retail, cultivation, craft growers, infusers, and transporters. For cultivation/processing, no more than three cultivation licenses are allowed per entity and for retail, no more than 10 locations per entity. As of September 30, 2022, there were 110 adult use operational dispensaries.
Illinois Medical Patient Requirements
For medical card holders, acceptable diagnoses include: Alzheimer’s Disease, HIV or AIDS, ALS, Arnold-Chiari Malformation, cachexia/wasting syndrome, cancer, causalgia, chronic inflammatory demyelinating polyneuropathy, Crohn’s Disease, CRPS, dystonia, fibrous dysplasia, glaucoma, hepatitis C, hydrocephalus, hydromyelia, interstitial cystitis, intractable pain, lupus, MS, muscular dystrophy, myasthenia gravis, myoclonus, nail patella syndrome, neurofibromatosis, Parkinson’s Disease, PTSD, reflex sympathetic dystrophy, residual limb pain, rheumatoid arthritis, seizures disorders, severe fibromyalgia, Sjogren’s Syndrome, spinal cord disease, spinal cord injury, indication of intractable spasticity, spinocerebellar ataxia, syringomyelia, Tarlov cysts, Tourette Syndrome, traumatic brain injury, and patients with valid opioid prescriptions.
Illinois Recent and Proposed Legislation
In June 2019, Illinois legalized adult-use cannabis pursuant to the Cannabis Regulation and Tax Act (the “IL Act”). Effective January 1, 2020, Illinois residents 21 years of age and older may possess up to 30 grams of cannabis (non-residents may possess up to 15 grams). The IL Act authorizes IDFPR to issue up to 75 Conditional Adult-Use Dispensing Organization licenses before May 1, 2020 and an additional 110 conditional licenses during 2021. No person may hold a financial interest in more than 10 dispensing organizations. Existing medical dispensaries were able to apply for an “Early Approval Adult-use Dispensing Organization License” to serve adult purchasers at an existing medical dispensary or at a secondary site. The IDFPR also held an application period for Conditional Adult-Use Cannabis Dispensary Licenses from December 10, 2019 through January 2, 2020. On September 3, 2021, the IDFPR announced the results of the lotteries to award 185 conditional adult-use dispensing licenses. On June 23, 2022 a corrective lottery was conducted for up to 75 additional licenses. As of October 11, 2022 185 conditional licenses have been issued.
Kentucky
Kentucky Licensing Scheme
Kentucky’s hemp program was introduced in 2013 when the Kentucky state legislature passed Senate Bill 50, “An Act Relating to Industrial Hemp.” The program is regulated by the Kentucky Department of Agriculture. The market is divided into two main classes of licenses: growers, and processor/handlers. As of July 2020, there were 970 licensed growers, and 170 licensed processor/handlers.
Curaleaf holds a hemp processor/handler license in Kentucky and leases a 74,000 square foot facility in Lexington. This industrial scale manufacturing facility distributes hemp-derived products, mainly cannabinoids such as CBD and CBG, at wholesale quantities to certain Curaleaf licensed medical cannabis facilities in other states, as permitted by applicable federal and state regulations. In addition, this facility serves as a centralized hub for key equipment and supplies to support Curaleaf’s national operations. During the early onset of the Covid-19 pandemic, the facility also produced and distributed hand sanitizer to Curaleaf facilities across the U.S.
Kentucky Recent and Proposed Legislation
On November 15, 2022, Kentucky Governor Andy Beshear issued two different Executive Orders. The first order effectively permits persons in Kentucky to possess the greater of the amount of marijuana that may be lawfully purchased in another state in which medical marijuana is permissible but in no event more than eight ounces so long as the person has a written medical certification from a licensed medical provider in either Kentucky or the person’s home state establishing that the person suffers from one of the enumerated conditions in the Executive Order. The second order followed a decision in August from a Kentucky Circuit court in which the court held that delta-8-THC derived from Kentucky hemp is itself legally compliant hemp under Kentucky law. In the Executive Order, the Governor declared that delta-8-THC is not a controlled substance under either federal or state law and directed state agencies to implement and enforce state regulations around delta-8-THC.
Maine
Maine Licensing Scheme
Maine’s licensing body is the Department of Administrative and Financial Services Office of Cannabis Policy. There currently is no limit on the number medical or adult use licenses, however, municipalities must opt-in for adult-use and medical dispensary owners must be Maine residents. Medical licenses can be vertical (one license per dispensary, one license per entity) and must have local approval and relevant licensing (tobacco, food license). Additionally, adult use licenses are also unlimited and are as follows: retail, cultivation and manufacturing (one license grants one dispensary, cultivation or manufacturing facility). As of September 30, 2022, there were 107 adult-use dispensaries in operation.
Maine Medical Patient Requirements
For medical use, qualified practitioners may issue a certificate for any condition/reason where in their professional opinion a qualifying patient is likely to receive therapeutic or palliative benefit from the medical use of marijuana to treat or alleviate the patient’s medical diagnosis. Medical patients may possess up to eight pounds of harvested marijuana.

Maryland
Maryland Licensing Scheme
Maryland’s licensing body is the Maryland Medical Cannabis Commission. The market is divided into the following types of licenses: dispensary, grower/cultivator, processor, independent testing laboratory, and ancillary business. Each issued license is associated with one facility. As of September 30, 2022, there were 102 operational dispensaries. A person may not have interest in or control of, including the power to manage or operate, more than one grower license, one processor license, and four dispensary licenses. Edibles are permitted under the condition that they are shelf stable. Topicals are also permitted.
Maryland Medical Patient Requirements
For medical use, acceptable diagnoses include cachexia, anorexia, wasting syndrome, severe or chronic pain, severe nausea, seizures, severe or persistent muscle spasms, glaucoma, PTSD, or another chronic medical condition which is severe and for which other treatments have been ineffective. A clinical director is required to be available electronically for all dispensaries.
Maryland Recent and Proposed Legislation
On November 8, 2022, Maryland voters, through a public ballot initiative, approved the legalization of adult-use cannabis. As of July 1, 2023, it will be legal for adults 21 and older to use cannabis and possess up to 1.5 ounces. Retail sales are not expected to begin until 2024.
Massachusetts
Massachusetts Licensing Scheme
Massachusetts’ licensing body for medical and adult-use is the Cannabis Control Commission. The market is divided into the following types of licenses: retail, cultivation, production manufacturing, testing laboratory, transporter, research, and delivery. Each issued license is associated with one facility and as of November 3, 2022, there were 184 operational Medical Treatment Centers (“MTCs”). No person or entity having direct or indirect control shall be granted, or hold, more than three licenses in a particular class and is limited to 100,000 square feet of canopy which is distributed across no more than three cultivation licenses and three MTCs.
Massachusetts Medical Patient Requirements
For medical use, acceptable diagnoses include cancer, glaucoma, positive status HIV, AIDS, hepatitis C, ALS, Crohn’s disease, Parkinson’s disease, and MS, when such diseases are debilitating, and other debilitating conditions as determined in writing by a Qualifying Patient’s healthcare provider.
Michigan
Michigan Licensing Scheme
Michigan’s licensing body for both medical and adult-use is the Cannabis Regulatory Agency. The market is divided into the following types of licenses: Grower Class A, Grower Class B, Grower Class C, processor, provisioning center (retail), Safety Compliance Facility, and secure transporter.
Michigan Medical Patient Requirements
For medical use, acceptable diagnoses include: cancer, glaucoma, HIV Positive, AIDS, hepatitis C, ALS, Crohn’s Disease, Agitation of Alzheimer’s Disease, nail patella, PTSD, Obsessive Compulsive Disorder, arthritis, rheumatoid arthritis, spinal cord injury, colitis, inflammatory bowel disease, ulcerative colitis, Parkinson’s Disease, Tourette’s Disease, autism, chronic pain, cerebral palsy, a chronic or debilitating disease or medical condition or its treatment that produces one or more of the following: cachexia or wasting syndrome; severe and chronic pain; severe nausea; seizures (including but not limited to those characteristic of epilepsy); or severe and persistent muscle spasms (including but not limited to those characteristic of MS).

Missouri
Missouri Licensing Scheme
Missouri’s licensing body is the Missouri Department of Health and Senior Services (“DHSS”). The market is divided into the following types of licenses: cultivation, infused products manufacturing facility, dispensary facility, transportation facility, and testing facility. As of September 30, 2022, there were 192 operational dispensaries. There are no vertical integration requirements in Missouri and one license allows one facility. Facilities may not be owned, in whole or in part, or have as an officer, director, board member, or manager, any individual with a disqualifying felony offense. Facilities must be majority owned (>50%) by natural persons who have been residents of Missouri for at least one year. No more than three cultivation, no more than three manufacturing, and no more than five dispensary licenses shall be issued to any entity under substantially common control, ownership, or management.
Missouri Medical Patient Requirements
For medical card holders, acceptable diagnoses/qualifying medical conditions include: cancer; epilepsy; glaucoma; intractable migraines unresponsive to other treatment; a chronic medical condition that causes severe, persistent pain or persistent muscle spasms, including, but not limited to, those associated with MS, seizures, Parkinson’s disease, and Tourette’s syndrome; debilitating psychiatric disorders, including, but not limited to, PTSD, if diagnosed by a state licensed psychiatrist; HIV or AIDS; a chronic medical condition that is normally treated with a prescription medication that could lead to physical or psychological dependence, when a physician determines that medical use of cannabis could be effective in treating that condition and would serve as a safer alternative to the prescription medication; any terminal illness; or in the professional judgment of a physician, any other chronic, debilitating or other medical condition, including, but not limited to, hepatitis C, ALS, inflammatory bowel disease, Crohn’s disease, Huntington’s disease, autism, neuropathies, sickle cell anemia, agitation of Alzheimer’s disease, cachexia, and wasting syndrome.
Missouri Recent and Proposed Legislation
On November 8, 2022, Missouri voters approved a constitutional amendment to allow for the legalization of adult-use cannabis. On December 8, 2022, existing medical license holders will be permitted to apply to switch their business to adult use. DHSS must take action on those applications within 60 days but anticipates doing so prior to the deadline as soon as the agency has rules in place. The first adult-use retail sales are expected to occur in early 2023.
Nevada
Nevada Licensing Scheme
Nevada’s licensing body for medical and adult-use is the Cannabis Compliance Board (“CCB”). The market is divided into the following types of licenses: cultivation, production, distribution, dispensary/retail, and testing laboratory and a newly available consumption lounge license. There is no specific limit on licenses for Nevada and as of September 30, 2022, there were 99 operational retail dispensaries. Licenses are only granted during licensing rounds and licensing rounds are not regularly scheduled but held as needed, per jurisdiction.
The licensing round for consumption lounge licenses was held from October 14, 2022 through October 27, 2022. Once granted, a license cannot be moved outside of that local jurisdiction. There are currently no active licensing rounds or planned rounds. Additionally, there is no set limit on size/structure; each facility is individually assessed and approved by the CCB and the applicable local jurisdiction. The Corporation submitted the initial Consumption Lounge licensing application and is awaiting notification of whether the Corporation has been awarded a prospective license. If awarded a prospective license, the Corporation will have 120 days to complete additional documentation required to proceed to the suitability portion of the application process. There are a total of 40 Retail-Attached licenses possible. 20 Retail-Attached applications were received by the CCB. There are another 20 Independent licenses possible, of which 10 are designated for Social Equity applicants.

Location limits per Nevada Revised Statutes are as follows: The physical address where the proposed medical cannabis establishment will be located and the physical address of any co-owned additional or otherwise associated medical cannabis establishments, the locations of which may not be within 1,000 feet of a public or private school that provides formal education traditionally associated with preschool or kindergarten through grade 12 and that existed on the date on which the application for the proposed medical cannabis establishment was submitted to the CCB, within 300 feet of a community facility that existed on the date on which the application for the proposed medical cannabis establishment was submitted to the CCB or, if the proposed medical cannabis establishment will be located in a county whose population is 100,000 or more, within 1,500 feet of an establishment that holds a nonrestricted gaming license. CCB approval is required for all actions including transfers of interest, ownership, and management service agreements. Each issued license is associated with one facility.
Nevada Medical Patient Requirements
For medical use, acceptable diagnoses include: AIDS; an anxiety disorder; an autism spectrum disorder; an autoimmune disease; anorexia nervosa; cancer; dependence upon or addiction to opioids; glaucoma; cachexia; muscle spasms, including, without limitation, spasms caused by MS; seizures, including, without limitation, seizures caused by epilepsy; nausea; or severe or chronic pain; a medical condition related to the HIV; and a neuropathic condition, whether or not such condition causes seizures.
New Jersey
New Jersey Licensing Scheme
New Jersey’s licensing body is the New Jersey Cannabis Regulatory Commission. As of September 30, 2022, the market consisted of cultivation, manufacturing, retail, and delivery licenses. Cultivation facilities have a 150,000 square foot limit on canopy size and one license grants access to one facility. As of September 30, 2022, there were 23 operational medical dispensaries. Adult-use sales began on April 21, 2022. Edibles are currently allowed but exclude baked goods.
New Jersey Medial Patient Requirements
For medical use, acceptable diagnoses include: ALS, anxiety, cancer, chronic pain, dysmenorrhea, glaucoma, inflammatory bowel disease, including Crohn’s disease, intractable skeletal muscular spasticity, migraines, MS, muscular dystrophy, opioid use disorder, positive status for HIV and AIDS, PTSD, seizure disorder, including epilepsy, terminal illness with prognosis of less than 12 months to live, or Tourette’s Syndrome.
New York
New York Licensing Scheme
New York’s licensing body, the Office of Cannabis Management (“OCM”) approves entities to operate as “registered organizations” under the Compassionate Care Act, as amended by the Marihuana Regulation and Taxation Act (“MRTA”). Each registered organization is vertically integrated and can operate one cultivation/processing facility and up to four dispensaries.
Licenses under New York’s medical cannabis program are valid for two years from the date of issuance and registered organizations are required to submit a renewal application not more than six months nor less than four months prior to expiration. Registered organizations must ensure that no medical cannabis product is sold, delivered, transported or distributed by a producer from or to a location outside of New York. As of November 7, 2022, there were 40 operational dispensing facilities.
New York Medical Patient Requirements
On January 24, 2022, the OCM announced the launch of a new Medical Cannabis Program certification and registration system expanding the existing medical cannabis program. Moving forward, the program will allow the certification of a patient by a practitioner for any condition that the practitioner believes can be treated with medical cannabis.

New York Recent and Proposed Legislation
On November 21, 2022, the New York Cannabis Control Board released draft regulations implementing the Adult-Use Cannabis program as contemplated by the MRTA. Among these regulations were specific provisions outlining the licensing requirements and processes for registered organizations to participate in the adult-use market. Of note, registered organizations are prohibited from applying for a retail sales license until three years after adult-use sales have commenced. These draft regulations are subject to a 60-day public comment period following its date of publication in the New York State Register. As of November 30, 2022, publication in the Register has not yet happened.
The Cannabis Control Board also issued the first of its Conditional Adult Use Retail Dispensary licenses, designated for justice-involved applicants, to 36 groups or individuals.
North Dakota
North Dakota Licensing Scheme
The licensing body is the North Dakota Department of Health, Medical Marijuana Division. The market is divided into two classes of licenses: manufacturing facility and dispensary. Each license grants the licensee the ability to have one dispensary or manufacturing facility.
The activities of a manufacturing facility are limited to producing and processing and to related activities, including acquiring, possessing, storing, transferring, and transporting marijuana and usable marijuana (other than edibles), for the sole purpose of selling usable marijuana to a dispensary. Additional subcategories of cultivation only and manufacturing licenses only were established in October 2022. The activities of a dispensary are limited to purchasing usable marijuana from a manufacturing facility, and related activities, including storing, delivering, transferring, and transporting usable marijuana, for the sole purpose of dispensing usable marijuana to a registered qualifying patient/designated caregiver.
North Dakota Medical Patient Requirements
For medical card holders, acceptable diagnoses include cancer; positive status for HIV; AIDS; decompensated cirrhosis caused by hepatitis C; ALS; PTSD; agitation of Alzheimer’s disease or related dementia; Crohn’s disease; fibromyalgia; spinal stenosis or chronic back pain, including neuropathy or damage to the nervous tissue of the spinal cord with objective neurological indication of intractable spasticity; glaucoma; epilepsy; anorexia nervosa; bulimia nervosa; anxiety disorder; Tourette’s syndrome; Ehlers-Danlos syndrome; endometriosis; interstitial cystitis; neuropathy; migraine; rheumatoid arthritis; autism spectrum disorder; a brain injury; a terminal illness; or a chronic or debilitating disease or medical condition or treatment for such disease or medical condition that produces one or more of the following: cachexia or wasting syndrome; severe debilitating pain that has not responded to previously prescribed medication or surgical measures for more than three months or for which other treatment options produced serious side effects; intractable nausea; Seizures; or severe and persistent muscle spasms, including those characteristic of MS.
North Dakota Recent and Proposed Legislation
On November 8, 2022, North Dakota voters rejected an adult-use program via initiated ballot measure.
Ohio
Ohio Licensing Scheme
Ohio’s licensing bodies are the Department of Commerce (grow/processing) and the Board of Pharmacy (dispensary). The market is divided into the following types of licenses: cultivator (Level I and Level II), processor, dispensary, and testing. Each license grants access to one facility and as of September 30, 2022, there were 58 operational dispensaries.
Ohio Medical Patient Requirements
For medical card holders, acceptable diagnoses include AIDS, Alzheimer’s disease, ALS, cachexia, cancer, chronic traumatic encephalopathy, Crohn’s disease, epilepsy or another seizure disorder, fibromyalgia, glaucoma, hepatitis C, Huntington’s disease, inflammatory bowel disease, MS, pain that is either chronic and severe or intractable, Parkinson’s disease, positive status for HIV, PTSD, sickle cell anemia, spasticity, spinal cord disease or injury, terminal illness, Tourette’s syndrome, traumatic brain injury, or ulcerative colitis.
Oregon
Oregon Licensing Scheme
Oregon’s recreational licensing body is the Oregon Liquor and Cannabis Commission, and medical licensure is overseen by the Oregon Health Authority (“OHA”). Neither licensing body has set a limit on the number of licenses able to be issued. Recreational license classes include producer, processor, wholesale, laboratory, retail, and research certificate, while medical licenses are issued for growers, processors, dispensaries, physicians, and laboratories.
Nearly 90% of licensed medical growers in Oregon grow for only one patient, and there is a total of one medical dispensary in the state. No medical processor in the state has applied for a new license or renewed an existing license since 2018.
Oregon Medical Patient Requirements
For medical card holders, acceptable diagnoses include cancer, glaucoma, a degenerative or pervasive neurological condition, HIV/AIDS, PTSD, a medical condition or treatment for a medical condition that produces one or more of the following: cachexia (a weight-loss disease that can be caused by HIV or cancer), severe pain, severe nausea, seizures, including but not limited to seizures caused by epilepsy, and persistent muscle spasm, including but not limited to spasms caused by MS.
Though organizations may hold licenses to produce products for both the recreational and medical markets, medical and recreational products may not be sold out of the same retail location. Possession and daily sale limits, as well as maximum allowable cannabinoid concentrations by product, are higher for medical patients than recreational consumers.
Oregon Recent and Proposed Legislation
The Oregon Health Authority adopted new rules for testing products that impacts medical, adult-use and hemp derived products.
Pennsylvania
Pennsylvania Licensing Scheme
Pennsylvania’s licensing body is the Pennsylvania Department of Health. The market is divided into the following types of licenses: grower processor, dispensary, and clinical registrants. A grower processor license allows for three dispensaries permits, dispensary licenses allow three locations, and a clinical registrant allows six dispensary licenses. A pharmacist is required to be available for all dispensaries and as of September 30, 2022, there were 168 operational dispensaries.
Pennsylvania Medical Patient Requirements
For medical card holders, acceptable diagnoses include ALS; anxiety disorders; autism; cancer, including remission therapy; Crohn’s disease; damage to the nervous tissue of the central nervous system (brain-spinal cord) with objective neurological indication of intractable spasticity, and other associated neuropathies; dyskinetic and spastic movement disorders; epilepsy; glaucoma; HIV or AIDS; Huntington’s disease; inflammatory bowel disease; intractable seizures; MS; neurodegenerative diseases; neuropathies; opioid use disorder for which conventional therapeutic interventions are contraindicated or ineffective, or for which adjunctive therapy is indicated in combination with primary therapeutic interventions; Parkinson’s disease; PTSD; severe chronic or intractable pain of neuropathic origin or severe chronic or intractable pain; sickle cell anemia; Terminal illness; and Tourette’s syndrome.

Utah
Utah Licensing Scheme
Utah’s medical only market is overseen by two cannabis regulatory bodies: the Utah Department of Health and Human Services oversees retail and home delivery functions, while the Utah Department of Agriculture oversees cultivation and processing. There are currently no new licenses available, although Changes of Ownership (not sale of license) are permitted. There is no requirement for vertical integration, although in the most recent request for proposal for a new pharmacy license, companies with vertical cultivation and processing were given priority. License classes include pharmacy (retail), cultivation, processing and home delivery. A pharmacist must review all orders before release at point of sale.
Utah Medical Patient Requirements
For medical card holders, acceptable diagnoses include HIV or AIDS; Alzheimer’s disease; ALS; cancer; cachexia; persistent nausea that is not significantly responsive to traditional treatment, except for nausea related to: pregnancy, cannabis-induced cyclical vomiting syndrome, cannabinoid hyperemesis syndrome; Crohn’s disease or ulcerative colitis; epilepsy or debilitating seizures; MS or persistent and debilitating muscle spasms; PTSD that is being treated and monitored by a licensed health therapist, and that has been diagnosed by a healthcare provider by the Veterans Administration and documented in the patient’s record or has been diagnosed or confirmed by evaluation from a psychiatrist, masters prepared psychologist, a masters prepared licensed clinical social worker, or a psychiatric advanced practice registered nurse; autism; a terminal illness when the patient’s life expectancy is less than six months; a condition resulting in the individual receiving hospice care;· a rare condition or disease that affects less than 200,000 individuals in the U.S., as defined in federal law, and that is not adequately managed despite treatment attempts using conventional medications (other than opioids or opiates) or physical interventions; or pain lasting longer than two weeks that is not adequately managed, in the qualified medical provider’s opinion, despite treatment attempts using conventional medications other than opioids or opiates or physical interventions.
Vermont
Vermont Licensing Scheme
Vermont’s licensing body is the Cannabis Control Board. The current adult-use program licenses include: cultivation, products manufacturing, wholesale, retail, and testing labs. The adult-use program allows for vertical integration, but licensees are not allowed to hold more than one of any type of license. The first recreational dispensaries in Vermont opened in October 2022.
Under the adult-use legislation, plants may be designated as adult-use or medical at time of harvesting. License applications for current medical vertically integrated dispensaries, small cultivators, and testing labs to participate in the adult-use program began May 1, 2022. The proposed rules have largely been finalized.
Vermont Medical Patient Requirements
For medical card holders, acceptable diagnoses include cancer, MS, HIV or AIDS, glaucoma, Crohn’s disease, Parkinson’s disease, PTSD (requires the Mental Health Care Provider Form), and a medical condition that produces one or more of the following symptoms may also qualify: wasting syndrome, chronic pain, severe nausea, or seizures.
RISK FACTORS
Any investment in the Securities involves a high degree of risk.
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, financial condition, operating results and future prospects, and your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition, operating results and future prospects. We cannot assure you that we will successfully address any or all of these risks.
For additional information in respect of the risks affecting our business, see the section “Risk Factors” in our Annual MD&A and Interim MD&A, and our other filings with the Canadian securities regulatory authorities and the SEC, all of which are available under our profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.
MATERIAL CONTRACTS
Except for certain contracts entered into in the ordinary course of the business of the Corporation, the following contract is the only contract entered into by the Corporation on or after January 1, 2022 (or prior to such date if still in effect) that is material to the Corporation:
•
the Trust Indenture dated as of the 15th day of December, 2021 between the Corporation and Odyssey Trust Company, as supplemented by the First Supplemental Indenture dated as of the 21st day of December, 2021, in connection with the 8.0% senior secured notes of the Corporation due December 15, 2026.

Additional details with respect to the terms of these contracts are included elsewhere in this Prospectus or in the documents incorporated by reference herein. Copies of the above contracts are available on the Corporation’s SEDAR profile at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov/edgar.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the offering of Securities will be passed upon on behalf of the Corporation by Stikeman Elliott LLP with respect to matters of Canadian law and by Dorsey & Whitney LLP with respect to matters relating to United States law.
As at the date hereof, Stikeman Elliott LLP and its partners and associates, beneficially own, directly or indirectly, as a group, less than 1% of any class of outstanding securities of the Corporation. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.
AUDITORS, TRANSFER AGENT AND REGISTRAR
PKF O’Connor Davies, LLP (“PKF O’Connor Davies”) is the auditor of the Corporation since August 9, 2022. PKF Antares Professional Corporation, Chartered Professional Accountants (“PKF Antares”) was the auditor of the Corporation prior to such date and performed the audit in respect of the Annual Financial Statements. Each of PKF O’Connor Davies and PKF Antares has confirmed that it is independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations. Further, PKF O’Connor Davies is an independent registered public accounting firm with respect to the Corporation within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Corporation Accounting Oversight Board (United States).
The transfer agent and registrar for the Subordinate Voting Shares is Odyssey Trust Company at its principal offices in Calgary, Alberta.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS
Each of the directors, the chief executive officer and the chief financial officer of the Corporation, being Boris Jordan, Joseph Lusardi, Mitchell Kahn, Karl Johansson, Peter Derby, Jaswinder Grover, Matt Darin

and Ed Kremer resides outside of Canada and each has appointed SE Corporate Services Ltd., at 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8, as his agent for service of process in Canada.
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.
WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including the BC Instrument 44-503 — Exemption from certain Prospectus Requirements for Canadian Well-known Seasoned Issuers, (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under National Instrument 44-101 — Short Form Prospectus Distributions and National Instrument 44-102 — Shelf Distributions. The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Corporation has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification of Directors and Officers.
Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.
In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, as set out in the BCBCA, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, in which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in such legal proceeding or investigative action, by reason of that person having been a director or officer of the Registrant. The Articles of the Registrant provide that the Registrant must, after the final disposition of such legal proceeding or investigative action, pay the costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of that proceeding.
The Articles of the Registrant also provide that the Registrant must pay, as they are incurred in advance of the final disposition of a legal proceeding or investigative action, the costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, actually and reasonably incurred by such person in respect of a proceeding, but the Registrant must first receive from such person a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the BCBCA, such person will repay the amounts advanced.
A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.
Exhibit	Description
4.1
The annual information form of the Registrant dated March 9, 2022 for the fiscal year ended December 31, 2021 (incorporated by reference Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2021 filed with the Commission on March 9, 2022)

4.2
The audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2021 and 2020 together with the notes attached thereto and the independent auditor’s report attached thereto (incorporated by reference Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2021 filed with the Commission on March 9, 2022)

4.3
The management’s discussion and analysis of the Registrant for the years ended December 31, 2021 and 2020 (incorporated by reference Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2021 filed with the Commission on March 9, 2022)

4.4
The unaudited condensed interim consolidated financial statements of the Registrant as at and for the three and nine months ended September 30, 2022 and 2021, together with the notes attached thereto (incorporated by reference Exhibit 99.1 to the Registrant’s Annual Report on Form 6-K furnished with the Commission on November 9, 2022)

4.5
The management’s discussion and analysis of financial conditions and results of operations of the Registrant for the three and nine months ended September 30, 2022 and 2021 (incorporated by reference Exhibit 99.2 to the Registrant’s Annual Report on Form 6-K furnished with the Commission on November 9, 2022)

4.6
The management information circular of the Registrant dated July 29, 2022 prepared in connection with the annual general meeting of the shareholders of the Registrant held on September 8, 2022 (incorporated by reference Exhibit 99.5 to the Registrant’s Annual Report on Form 6-K furnished with the Commission on August 16, 2022)

4.7
The material change report dated August 15, 2022 with respect to the appointment of Mr. Ed Kremer as Chief Financial Officer of the Registrant (incorporated by reference Exhibit 99.6 to the Registrant’s Annual Report on Form 6-K furnished with the Commission on August 16, 2022)

4.8
The material change report dated January 11, 2022 with respect to the certain changes in the management of the Corporation (incorporated by reference Exhibit 99.20 to the Registrant’s Annual Report on Form 6-K furnished with the Commission on January 13, 2022)

5.1	Consent of PKF Antares Professional Corporation
6.1	Powers of Attorney (contained in the signature page hereto)
7.1	Form of Indenture
107	Filing Fee Table

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking.
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process.
(a)
Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 30, 2022.
CURALEAF HOLDINGS, INC.
By:
/s/ Matt Darin

Name: Matt Darin
Title:  Chief Executive Officer

POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Matt Darin and Ed Kremer and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Matt Darin Matt Darin	Chief Executive Officer	December 30, 2022
/s/ Ed Kremer Ed Kremer	Chief Financial Officer	December 30, 2022
/s/ Boris Jordan Boris Jordan	Executive Chairman of the Board	December 30, 2022
/s/ Joseph Lusardi Joseph Lusardi	Executive Vice Chairman of the Board	December 30, 2022
/s/ Mitchell Kahn Mitchell Kahn	Director	December 30, 2022
/s/ Karl Johansson Karl Johansson	Director	December 30, 2022
/s/ Peter Derby Peter Derby	Director	December 30, 2022
/s/ Dr. Jaswinder Grover, MD Dr. Jaswinder Grover, MD	Director	December 30, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on December 30, 2022
CURALEAF, INC.
By:
/s/ Matt Darin

Name: Matt Darin
Title:  President